Exhibit 10.8

TENDER AND SUPPORT AGREEMENT

TENDER AND SUPPORT AGREEMENT (this “Agreement”), dated as of November 10, 2022, by and among Super Group (SGHC) Limited, a non-cellular company limited by shares incorporated under the laws of the Island of Guernsey (the “Company”), and each of the persons listed on Schedule A and Schedule B hereto (collectively, the “Warrant Holders,” and each a “Warrant Holder”).

W I T N E S S E T H:

WHEREAS, as of the date hereof, each Warrant Holder is the beneficial owner of warrants (i) originally sold as part of the units in the initial public offering (the “IPO”) (whether they were purchased in the IPO or thereafter in the open market) (the “Public Warrants”) of Sport Entertainment Acquisition Corp., a Delaware corporation (“SEAC”), or (ii) originally issued in a private placement simultaneously with the closing of the IPO as well as in connection with the closing of the partial exercise by the underwriters of their over-allotment option in the IPO (the “Private Placement Warrants” and, together with the Public Warrants, the “Warrants”), in each case governed by the Warrant Agreement, dated as of October 6, 2020 (the “Warrant Agreement”), by and between the SEAC and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agent”), as amended by the Warrant Assumption Agreement, dated as of January 27, 2022, among the Company, SEAC and the Warrant Agent;

WHEREAS, on January 27, 2022, the Company completed its business combination with SEAC, pursuant to which the Company acquired SEAC as a wholly-owned subsidiary and assumed SEAC’s obligations under the Warrant Agreement and the Warrants;

WHEREAS, as of the date hereof, the Public Warrants are listed on the New York Stock Exchange under the symbol “SGHC WS” and there are a total of 33,499,986 Warrants outstanding, consisting of 22,499,986 Public Warrants and 11,000,000 Private Placement Warrants;

WHEREAS, each whole Warrant entitles its holder to purchase one ordinary share, no par value, of the Company (the “Ordinary Shares”), for a purchase price of $11.50, subject to certain adjustments under the Warrant Agreement;

WHEREAS, the Company is initiating an exchange offer (the “Exchange Offer”) pursuant to a registration statement on Form F-4 to be filed with the U.S. Securities and Exchange Commission (as may be amended and supplemented, the “Registration Statement”), to offer all Public Warrant holders the opportunity to exchange their Public Warrants for Ordinary Shares, based on an exchange ratio of at least 0.25 Ordinary Shares per Public Warrant, and subject to other terms and conditions to be disclosed in the Registration Statement;

WHEREAS, concurrent with the Exchange Offer and as part of the Registration Statement, the Company is initiating a consent solicitation (the “Consent Solicitation”) to solicit the consent of the holders of the Warrants to amend, effective upon the completion of the Exchange Offer, the terms of the Warrant Agreement (the “Warrant Amendment”), to permit the Company (i) to require that each Public Warrant that is outstanding upon the closing of the Exchange Offer be converted into Ordinary Shares at an exchange ratio resulting in approximately 10% less

Ordinary Shares than the exchange ratio applicable to the Exchange Offer, and (ii) to instruct the Warrant Agent to cancel each outstanding Private Placement Warrant for no consideration, as more fully described in the Registration Statement, and thereby eliminate all of the Warrants outstanding after the Exchange Offer is completed; and

WHEREAS, as an inducement to the Company’s willingness to initiate the Exchange Offer and the Consent Solicitation, each Warrant Holder has agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

Section 1.01 Agreement to Tender. Each Warrant Holder shall validly tender or cause to be tendered and not withdraw or cause to be withdrawn to the Company all Public Warrants set forth opposite such Warrant Holder’s name on Schedule A hereto (the “Public Subject Warrants”), free and clear of all liens, options, rights or other encumbrances, limitations or restrictions whatsoever, pursuant to and in accordance with the terms of the Exchange Offer as described in the Registration Statement no later than the scheduled or extended expiration time of the Exchange Offer at a ratio of at least 0.25 Ordinary Shares per Public Warrant.

Section 1.02 Agreement to Consent. Each Warrant Holder shall deliver to the Company its timely consent with respect to the Consent Solicitation with respect to all of such Warrant Holder’s (i) Public Warrants set forth on Schedule A hereto, and/or (ii) Private Placement Warrants set forth on Schedule B hereto, as applicable and in each case in accordance with the terms and conditions of the Consent Solicitation as described in the Registration Statement.

Section 1.03 Ownership of Warrants. Each Warrant Holder represents and warrants to the Company, as of the date hereof and as of the date of tender of such Warrant Holder’s Warrants in accordance with this Agreement, that such Warrant Holder is the sole beneficial owner of the number of Warrants set forth opposite such Warrant Holder’s name on (i) Schedule A for the Public Warrants or (ii) Schedule B for the Private Placement Warrants (the “Private Subject Warrants”, and together with the Public Subject Warrants, the “Subject Warrants”), as applicable, and has good and marketable title to such Subject Warrants free and clear of any liens, options, rights, or any other encumbrances, limitations or restrictions whatsoever (other than liens imposed under typical prime brokerage agreements and those restrictions imposed by applicable securities laws, this Agreement and the Warrant Agreement). Each Warrant Holder shall not transfer any Subject Warrants to any person (other than the Company in connection with the Exchange Offer) unless such person acquiring such Warrants signs a joinder to this Agreement agreeing to be bound by all terms and conditions of this Agreement.

Section 1.04 Company Covenants. The Company agrees that it shall take all steps reasonably necessary or desirable to commence the Exchange Offer and Consent Solicitation as soon as practicable consistent with this Agreement, and agrees to take all steps necessary to update the Registration Statement as required by applicable laws and regulation, and that the Registration Statement, when declared effective, will comply in all material respects with all applicable U.S. Securities and Exchange Commission requirements.

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Section 1.05 Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity.

Section 1.06 Termination. This Agreement shall terminate as to all Warrant Holders (a) upon written notice to all the Warrant Holders by the Company, or upon the earlier of (i) the date the Company’s board of directors or a committee thereof determines to no longer pursue the Exchange Offer and the Consent Solicitation, and (ii) January 31, 2023 or (b) if the Company fails to commence the Exchange Offer and Solicitation by November 10, 2022.

Section 1.07 Warrant Holder Obligations Several and Not Joint. The obligations of each Warrant Holder hereunder shall be several and not joint, and no Warrant Holder shall be liable for any breach of the terms of this Agreement by any other Warrant Holder.

Section 1.08 Governing Law. The validity, interpretation, and performance of this Agreement and of the Warrants shall be governed in all respects by the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The Company hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

Section 1.09 Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement, if any, shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

COMPANY:

SUPER GROUP (SGHC) LIMITED

By:
Name:	Robert James Dutnall
Title:	Authorized Signatory

[Signature Page – Tender and Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

HOLDER:

[•]

By:
Name:
Title

[Signature Page – Tender and Support Agreement]

Schedule A - Public Warrants

Name of Warrant Holder	Number of Public Warrants
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Schedule B – Private Placement Warrants

Name of Warrant Holder	Number of Private Placement Warrants
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